            As Filed with the Securities and Exchange Commission on May 21, 1996

                                                               File No. 33-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                       (Including a Form S-8 Prospectus)
                              -------------------
                             SABA PETROLEUM COMPANY
               (Exact Name of Registrant as Specified in its Charter)

            Colorado                                    47-0617589
 (State or Other Jurisdiction of                    (IRS Employer ID No.)
 Incorporation or Organization)


                            17512 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92714
                    (Address of Principal Executive Offices)
                              -------------------
                      EMPLOYMENT AND CONSULTING CONTRACTS
                           (Full Title of the Plans)
                              -------------------
                                WALTON C. VANCE
                            CHIEF FINANCIAL OFFICER
                            17512 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92714
                    (Name and Address of Agent for Service)

                                  714_724_1112
                   (Telephone Number, Including Area Code,of
                               Agent for Service)

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
                                                     Proposed               Proposed
    Title of Securities         Amount                Maximum                Maximum              Amount of
           to be                 to be            Offering Price            Aggregate           Registration
        Registered             Registered            Per Share           Offering Price              Fee
- ------------------------------------------------------------------------------------------------------------
 Options/Common Stock           120,000               $2.50(1)              $  300,000              $103.45
 Options/Common Stock            50,000               $2.75(1)              $  137,500              $ 47.41
 Options/Common Stock           200,000               $3.00(1)              $  600,000              $206.90
 Options/Common Stock            50,000               $8.00(1)              $  400,000              $137.93
- ------------------------------------------------------------------------------------------------------------
 TOTAL                          420,000                  NA                 $1,437,500              $495.69
- ------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference: The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and the description of the Company's Common Stock contained in its Form 8-A Registration Statement (File No. 1-12322, filed May 19, 1995); and all amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have no reasonable cause to believe his conduct was unlawful. Under Colorado law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

         The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 7- 109-101, et seq. The Company has entered into agreements to provide indemnification for the Company's directors and certain officers consistent with the Company's Articles of Incorporation and By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation of the Company (filed as Exhibit 3(i).1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference).

         4.2 By-Laws of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1982 and incorporated herein by reference).

         4.3 Form of Indenture (filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 33-94678) dated July 17, 1995).

         5.1 Opinion of David M. Griffith, Esquire, as to the validity of the securities registered hereunder.

         23.1 Consent of David M. Griffith (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2    Consent of Coopers & Lybrand L.L.P.

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on May 17, 1996.

                                          SABA PETROLEUM COMPANY


                                          By:  \s\
                                               ---------------------------
                                                   Ilyas Chaudhary
                                                   President and Chief
                                                   Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                           Date
        ---------                                    -----                                           ----
\s\                                              Chairman of the Board,                            May 17, 1996
- -----------------------------------------        President and Chief
       Ilyas Chaudhary                           Executive Officer
                                                 (Principal Executive Officer)


\s\                                              Vice President,                                   May 17, 1996
- -----------------------------------------        Chief Financial Officer
       Walton C. Vance                           and Secretary (Principal
                                                 Financial and Accounting
                                                 Officer)


\s\                                              Director                                          May 17, 1996
- -----------------------------------------
      Francis J. Barker


\s\                                              Director                                          May 17, 1996
- -----------------------------------------
      William N. Hagler


\s\                                              Director                                          May 17, 1996
- -----------------------------------------
      William J. Hickey


\s\                                              Director                                          May 17, 1996
- -----------------------------------------
    William E. Richards

                                EXHIBIT INDEX

NUMBER    DESCRIPTION
- ------    -----------
4.1       Articles of Incorporation of the Company (filed as Exhibit 3(i).1 to the Company's Annual Report on Form 10-KSB for the year ended
          December 31, 1995 and incorporated herein by reference).

4.2       By-Laws of the Company (filed as an exhibit to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1982 and incorporated herein by reference).

4.3       Form of Indenture (filed as Exhibit 4.1 to the Company's
          Registration Statement on Form SB-2 (File No. 33-94678) dated July
          17, 1995).

5.1 Opinion of David M. Griffith, Esquire, as to the validity of the securities registered hereunder.

23.1 Consent of David M. Griffith (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2      Consent of Coopers & Lybrand L.L.P.